AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2005

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                                   ----------
                           ACE AVIATION HOLDINGS INC.
             (Exact name of Registrant as specified in its charter)

            CANADA                                     NOT APPLICABLE
(Jurisdiction of Incorporation)             (I.R.S. Employer Identification No.)

                           7373 COTE-VERTU WEST BLVD.
                             SAINT-LAURENT, QUEBEC
                                 CANADA H4Y 1H4
             (Address of Registrant's principal executive offices)
            ACE AVIATION HOLDINGS INC. EMPLOYEE SHARE PURCHASE PLAN
                              (Full title of plan)

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8940
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

       CHRISTOPHER W. MORGAN, ESQ.                      JEAN MARC HUOT, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                STIKEMAN ELLIOTT LLP
             222 BAY STREET                        1155 RENE-LEVESQUE BLVD. WEST
        SUITE 1750, P.O. BOX 258                             SUITE 4000
        TORONTO, ONTARIO M5K 1J5                      MONTREAL, QUEBEC H3B 3V2
             (416) 777-4700                                (514) 397-3000

                                  ----------

                        CALCULATION OF REGISTRATION FEE

=================================== =================== ================= ==================== ==========================
    TITLE OF SECURITIES TO BE          AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED MAXIMUM            AMOUNT OF
            REGISTERED                REGISTERED (1)     OFFERING PRICE   AGGREGATE OFFERING       REGISTRATION FEE
                                                         PER SHARE (2)        PRICE(1)(2)

----------------------------------- ------------------- ----------------- -------------------- --------------------------
Class A Variable Voting Shares           300,000             $26.76           $8,028,000                $945.00
----------------------------------- ------------------- ----------------- -------------------- --------------------------
Interests in the ACE Aviation              (3)                (3)                 (3)                     (3)
Holdings Inc. Employee Share
Purchase Plan
----------------------------------- ------------------- ----------------- -------------------- --------------------------

NOTES

(1) The Class A Variable Voting Shares ("Shares") being registered consist of Shares to be acquired in open market purchases pursuant to the ACE Aviation Holdings Inc. Employee Share Purchase Plan ("Plan"). The amount to be registered represents an estimate of the maximum number of Shares to be purchased by U.S. participants in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(i) of Rule 457 under the U.S. Securities Act of 1933 (the "Securities Act") on the basis of the average of the high and low prices for the Shares on the Toronto Stock Exchange on February 3, 2005, converted to U.S. dollars using a factor of 0.8049, which was the inverse of the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on such date.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate registration fee is required with respect to the plan interests being registered hereby.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, or excepts thereof as indicated, filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) Annual report on Form 40-F of Air Canada for the fiscal year ended December 31, 2003, filed with the Commission on May 19, 2004;

(b) Report on Form 6-K of Air Canada, furnished to the Commission on June 30, 2004;

(c) Report on Form 6-K of Air Canada, furnished to the Commission on August 17, 2004;

(d) Report on Form 6-K of the Registrant, furnished to the Commission on September 30, 2004;

(e)      Form 15 of Air Canada, filed with the Commission on October 1, 2004;

(f) Report on Form 6-K of the Registrant relating to the Registrant's succession to Air Canada for reporting purposes under the Exchange Act pursuant to Rule 12g-3(a) thereunder, furnished to the Commission on October 1, 2004;

(g) Report on Form 6-K of the Registrant, furnished to the Commission on October 18, 2004;

(h) Report on Form 6-K of the Registrant, furnished to the Commission on November 18, 2004;

(i) Report on Form 6-K of the Registrant, furnished to the Commission on November 30, 2004;

(j) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Air Canada or the Registrant (which succeeded to Air Canada's reporting obligations under the Exchange Act on October 1, 2004, pursuant to Section 12g-3(a) under the Exchange Act) since May 19, 2004; and

(k) The description of the Registrant's Class A Variable Voting Shares contained in the Registrant's Registration Statement on Form F-10, filed with the Commission on December 1, 2004, (Commission File Number 333-120880).

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. In addition, any Report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this Registration Statement if and to the extent provided in such document.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not Applicable

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 124 of the Canada Business Corporation Act, as amended (the "CBCA"), provides as follows:

          1. Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

          2. Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

          3. Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

              (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

              (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

          4. Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

          5. Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

              (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

               (b) fulfils the conditions set out in subsection (3).

          6. Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

              (a) in the individual's capacity as a director or officer of the corporation; or

              (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

          7. Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

          8. Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

          9. Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

          Subject to the limitations contained in the CBCA, the By-laws of the Registrant provide that every director or officer of the Registrant, every former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity shall, from time to time, be indemnified by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if (i) he acted honestly and in good faith and with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

          The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

         Reference is made to Item 9 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable


ITEM 8.  EXHIBITS.

                  The following exhibits are filed as part of this registration statement.

EXHIBIT NO.                DESCRIPTION

4.1               Specimen Class A Variable Voting Share certificate.

4.2               Articles of Incorporation of the Registrant.(1)

4.3               Articles of Arrangement of the Registrant.

4.4               By-laws of the Registrant.

23.1              Consent of PricewaterhouseCoopers LLP.

24.1              Power of Attorney (included on page 7 of this Registration
                  Statement).

__________________________
(1) Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement or Form F-10, filed with the Commission on July 13, 2004 (Commission File No. 333-117048).

ITEM 9.   UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Saint-Laurent, Province of Quebec, Canada, on February 8, 2005.


                                          ACE AVIATION HOLDINGS INC.



                                          By: /s/ Robert A. Milton
                                            ------------------------------------
                                            Name:  Robert A. Milton
                                            Title: President and Chief Executive
                                                   Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes Robert A. Milton and M. Robert Peterson as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 8, 2005.

       Signature                                     Title
       ---------                                     -----


/s/ Robert A. Milton
---------------------------------             President, Chief Executive Officer
Robert A. Milton                              and Director (Principal Executive
                                              Officer)


/s/ M. Robert Peterson
---------------------------------             Chief Financial Officer
M. Robert Peterson                            (Principal Financial Officer and
                                              Principal Accounting Officer)


---------------------------------             Director
Bernard Attali


/s/ Robert E. Brown
---------------------------------             Director
Robert E. Brown

/s/ Michael Green
---------------------------------             Director
Michael Green


---------------------------------             Director
Carlton Donoway


/s/ W. Brett Ingersoll
---------------------------------             Director
W. Brett Ingersoll


/s/ Pierre Marc Johnson
---------------------------------             Director
Pierre Marc Johnson


---------------------------------             Director
Frank J. McKenna


---------------------------------             Director
John T. McLennan


/s/ David I. Richardson
---------------------------------             Director
David I. Richardson


/s/ Marvin Yontef
---------------------------------             Director
Marvin Yontef

                           AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of ACE Aviation Holdings Inc. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Saint Laurent, Quebec, Canada on February 8, 2005.



                                                MAPLE LEAF HOLDINGS USA INC.
                                                (Authorized U.S. Representative)



                                                By: /s/ Johanne Drapeau
                                                    ----------------------------
                                                         Johanne Drapeau
                                                         Secretary

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on February 8, 2005.


                                            ACE AVIATION HOLDINGS INC. EMPLOYEE
                                              SHARE PURCHASE PLAN

                                            By:  COMPUTERSHARE TRUST COMPANY
                                                   OF CANADA
                                                 Plan Administrative Agent and
                                                 Trustee


                                            By: /s/ Sean Davis
                                               --------------------------------
                                               Name:  Sean Davis
                                               Title: Solution Specialist


                                            By: /s/ Judy A. Davies
                                               --------------------------------
                                               Name:  Judy A. Davies
                                               Title: CRM-Plans

                                 EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION
-----------                -----------

   4.1            Specimen Class A Variable Voting Share certificate.

   4.2            Articles of Incorporation of the Registrant.(1)

   4.3            Articles of Arrangement of the Registrant.

   4.4            By-laws of the Registrant.

  23.1            Consent of PricewaterhouseCoopers LLP.

  24.1            Power of Attorney (included on page 7 of this Registration
                  Statement).

__________________________
(1) Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement or Form F-10, filed with the Commission on July 13, 2004 (Commission File No. 333-117048).